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                                                                     Exhibit 2.1

                                AMENDMENT NO. 1

     Amendment No. 1 dated as of May 3, 2000 (the "Amendment") to the Agreement and Plan of Merger among Sanmina Corporation, a Delaware corporation ("Parent"), SANM Acquisition Subsidiary, Inc., a Massachusetts corporation and a wholly owned subsidiary of Parent ("Sub") and Hadco Corporation, a Massachusetts corporation (the "Company") dated as of April 17, 2000 (the "Merger Agreement").

     WHEREAS, Parent, Sub and the Company want to amend the Merger Agreement;
and

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 1.5(a) shall be amended to add the following sentence at the end of the section:

     "Accordingly, the purposes set forth in the Articles of Organization of Sub as in effect immediately prior to the Effective Time, which permit Sub to do all things lawful under Massachusetts law, shall become the purposes of the Surviving Corporation."

     2. The other provisions of the Merger Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of the date first above written.


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                                          SANMINA CORPORATION

                                          By: /s/ RANDY FURR
                                            ------------------------------------
                                          Name: Randy Furr
                                          Title:  President

                                          SANM ACQUISITION SUBSIDIARY, INC.

                                          By: /s/ RANDY FURR
                                            ------------------------------------
                                          Name: Randy Furr
                                          Title: Vice President

                                          By: /s/ BETSY JORDAN
                                            ------------------------------------
                                          Name: Betsy Jordan
                                          Title: Treasurer

                                          HADCO CORPORATION

                                          By: /s/ ANDREW E. LIETZ
                                            ------------------------------------
                                          Name: Andrew E. Lietz
                                          Title: President

                                          By: /s/ F. GORDON BITTER
                                            ------------------------------------
                                          Name: F. Gordon Bitter
                                          Title: Treasurer